UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., STE 550
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Marc Grasso as Chief Financial Officer

On June 17, 2025, the Board of Directors (the “Board”) of Kyverna Therapeutics, Inc. (the “Company”) appointed Marc Grasso, MD, as the Company’s Chief Financial Officer, effective June 30, 2025 (the “Effective Date”). In this role, Dr. Grasso will serve as the Company’s principal financial officer and principal accounting officer.

Dr. Grasso, age 53, most recently served as Chief Financial Officer of Alector, Inc. (Nasdaq: ALEC), a clinical-stage biotechnology company from February 2022 to June 2025. Prior to that, Dr. Grasso served as Chief Financial Officer and Chief Business Officer of Kura Oncology, Inc (Nasdaq: KURA), a clinical-stage biopharmaceutical company, from August 2018 to February 2022. From March 2013 to August 2018, he served as Managing Director of Stifel Financial Corp. (NYSE: SF), an investment bank and financial services company, where he was responsible for building and managing the west coast life sciences and biotechnology investment banking business. From June 2010 to February 2013, Dr. Grasso was Managing Director of Investment Banking in the Global Healthcare Group at UBS Group AG (NYSE: UBS), focusing on the biotechnology sector. From May 2008 to June 2010, Dr. Grasso was Managing Director of Investment Banking at Leerink Swann LLC (now Leerink Partners LLC), a specialist investment bank focused on the healthcare sector, where he was instrumental in the west coast expansion of its franchise. Prior to that, Dr. Grasso held key positions at Morgan Stanley, Credit Suisse First Boston, and Deutsche Bank Alex. Brown Inc. Dr. Grasso received his M.D. from The Johns Hopkins University School of Medicine. He obtained an A.B. in molecular biology with honors from Princeton University.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Dr. Grasso or any director or executive officer of the Company, and he was not selected to serve as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any person.

In connection with his appointment, on June 5, 2025, Dr. Grasso and the Company entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Dr. Grasso’s initial annualized salary will be $510,000. Additionally, Dr. Grasso will be eligible to receive an annual performance bonus of up to 40% of his base salary (which will not be pro-rated for 2025 and will be fixed at target for 2025) and he will receive a sign-on bonus of $250,000, subject to applicable withholding, with $100,000 to be paid no later than the second regularly scheduled Company payroll date that occurs on or after the Effective Date and the remaining $150,000 to be paid on January 1, 2026, subject to Dr. Grasso’s continued employment with the Company through and including that date; provided, however, solely for purposes of paying the remaining $150,000, in the event of the termination of Dr. Grasso’s employment by the Company without Cause (as such term is defined in the Offer Letter) prior to January 1, 2026, Dr. Grasso shall be deemed to remain an employee of the Company (meaning the remaining $150,000 will still be paid on January 1, 2026), and provided further that the full $250,000 sign-on bonus shall be repayable by Dr. Grasso in the event of the termination of his employment as a result of his voluntary resignation prior to the first anniversary of the Effective Date. His salary and performance bonus percentage may be increased in the future at the discretion of the Compensation Committee (the “Compensation Committee”) of the Board. Dr. Grasso’s employment will be on an “at-will” basis.

In connection with his appointment, and as provided in the Offer Letter, on the Effective Date, the Company will grant Dr. Grasso an option pursuant to the Kyverna Therapeutics, Inc. 2024 Inducement Equity Incentive Plan to purchase 450,000 shares of the Company’s common stock (the “Option”), which option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of the Effective Date and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject to Dr. Grasso’s continued service to the Company on each applicable vesting date. The Option was an inducement material to Dr. Grasso’s agreement to enter into employment with the Company, and Dr. Grasso has not previously been an employee or director of the Company.

Pursuant to the Offer Letter, if the Company terminates Dr. Grasso’s employment without Cause (as defined in the Offer Letter) or Dr. Grasso resigns for Good Reason, Dr. Grasso will be entitled to (a) twelve months of Dr. Grasso’s then-current annual base salary, less all applicable withholdings and deductions, paid in equal installments on the Company’s regular payroll cycle commencing on the 60th day following Dr. Grasso’s separation from service, (b) reimbursement of COBRA premiums for Dr. Grasso and his eligible dependents for up to twelve months, provided, that such reimbursement will cease on the date that Dr. Grasso becomes covered under a similar plan, and (c) if the separation from service occurs within three months prior to or upon or within twelve months following a “Change in Control” (as defined in the Offer Letter), Dr. Grasso shall be entitled to full acceleration of vesting with respect to 100% of all unvested equity awards (with any performance-based vesting requirements being deemed satisfied at target). Payment of the foregoing under the Offer Letter is conditioned upon Dr. Grasso’s execution of a separation agreement and release of claims in favor of the Company.

In connection with his employment, Dr. Grasso also entered into the Company’s standard Employee Confidential Information and Inventions Assignment Agreement, which includes confidentiality provisions, an invention assignment and non-compete covenants during his employment and non-solicit covenants during his employment and for one year thereafter.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Dr. Grasso’s appointment, the Company also entered into the Company’s standard indemnification and advancement agreement with Dr. Grasso, a copy of which is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Letter Agreement with Ryan Jones

Effective upon the appointment of Dr. Grasso as the Company’s Chief Financial Officer, Ryan Jones ceased serving as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer. Mr. Jones will move to a strategic advisor role to ensure a seamless transition.

On June 28, 2025, the Company and Ryan Jones entered into a letter agreement (the “Jones Letter Agreement”), pursuant to which the Company will continue Mr. Jones’ employment as a strategic advisor to Dr. Grasso, providing certain advisory services relating to the transition and transfer of Mr. Jones’ prior services to the Company (the “Services”), commencing on June 30, 2025 through August 8, 2025, as may be extended by mutual written agreement of Mr. Jones and the Company (the “Advisor Period”). As compensation for the Services, during the Advisor Period, the Company will continue to provide Mr. Jones with his current salary, Mr. Jones will continue to vest in his outstanding equity compensation and he will remain eligible for benefits on the same basis as any other full-time employee of the Company.

Further, pursuant to the Jones Letter Agreement, as consideration for Mr. Jones releasing any claims against the Company, if within 30 days of the termination of the Advisor Period Mr. Jones re-executes the Jones Letter Agreement and allows it to become effective and irrevocable as a result of such re-execution, then, subject to certain exceptions, (A) the Company will continue to provide Mr. Jones with his current base salary for nine (9) months, (B) the Company will reimburse Mr. Jones for health insurance coverage under COBRA in effect for Mr. Jones and his eligible dependents for a period of up to nine (9) months, (C) solely for purposes of Company stock option vesting and expiration, but subject to Mr. Jones continuing to comply with his obligations to the Company, he will be deemed to remain a continuous service provider and continue to vest in his outstanding equity compensation for the later of nine (9) months following the end of the Advisor Period and April 30, 2026, (D) the Company will pay Mr. Jones his 2025 target bonus amount (40% of base salary of $375,000, or $150,000), pro-rated for days elapsed from January 1, 2025, through the end of the Advisor Period, and (E) the Company will directly pay Mr. Jones’ actual, reasonable and documented attorneys’ fees incurred in connection with the negotiation and documentation for the Jones Letter Agreement, not to exceed $15,000.

The foregoing description of the Jones Letter Agreement is not complete and is qualified in its entirety by reference to the Jones Letter Agreement, the full text of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On June 30, 2025, the Company issued a press release announcing the appointment of Dr. Grasso as the Company’s Chief Financial Officer. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1	Employment Offer Letter, dated June 5, 2025, between Kyverna Therapeutics, Inc. and Marc Grasso, MD.
10.2	Letter Agreement, entered into on June 28, 2025, between Kyverna Therapeutics, Inc. and Ryan Jones.
99.1	Press Release, dated June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYVERNA THERAPEUTICS, INC.

Date: June 30, 2025	By:	/s/ Warner Biddle
		Name:	Warner Biddle
		Title:	Chief Executive Officer

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